EXHIBIT  10.13

CONFIDENTIAL SEVERANCE AGREEMENT AND GENERAL RELEASE

Commerce Energy Group, Inc. (“Company”) and Thomas L. Ulry (“Employee”) hereby agree to end their employment relationship on the following basis:

1. Employee’s employment with the Company will end or ended on June 13, 2008 (“Release Date”).  On the Release Date, Employee will be or was paid his/her regular base salary through that date, and  for any earned but unused vacation days.  Employee will cooperate fully with an amicable and professional transition of accounts and/or responsibilities.  In addition, Employee represents that he/she has returned to the Company all files, records, credit cards, keys, equipment, and any other Company property or documents maintained by him/her for the Company’s use or benefit.

2. Employee represents that he/she is signing this Agreement voluntarily and with a full understanding of and agreement with its terms, for the purpose of receiving severance pay from the Company that is not required by Company policy.

3. In reliance on Employee’s promises and releases in this Agreement, the Company will make a severance payment to Employee in the sum of $84,330.13, less deductions required by law (“Severance Pay”).  The Severance Pay will be paid in three payments as follows: (a) $42,165.07 mailed to Employee on the first business day after the Effective Date (defined below) of this Agreement; (b) $21,082.53 mailed to Employee on August 29, 2008; and (c) $21,082.53 mailed to Employee on October 31, 2008.

Employee agrees that he/she is not entitled to receive, and will not claim, any right, benefit, or compensation other than what is expressly set forth in this Agreement, and hereby expressly waives any claim to any compensation, benefit, or payment which is not expressly referenced in this Agreement.

4. In exchange for the Severance Pay provided in Paragraph 3, Employee promises

a.
to keep this Agreement and its contents in complete confidence and not to disclose the fact or terms of this Agreement or the fact or amount of the special payment(s) to any person, including any past, present, or prospective employee of the Company.

b.	not to disparage the Company or its products, services, or management.

c.	not to use or disclose any confidential information, trade secrets, or financial, personnel, or client information which he/she learned while employed by the Company.

d.
for a period of twelve (12) months after this Agreement is signed, not to solicit or participate in or assist in any way in the solicitation of any Company employee to begin an employment or consulting relationship with any other employer.

e.
for a period of twelve (12) months after this Agreement is signed, not to solicit or participate in or assist in any way in the solicitation of the customers of the Company to cease or decrease doing business with the Company or for the customers to begin doing business with any competitor of the Company.  This promise does not prevent Employee from going to work for a competitor of the Company as long as he/she does not violate any of his/her promises with respect to Company information, property and/or trade secrets.

5. Employee does hereby, for himself/herself and his/her heirs, successors and assigns, release, acquit and forever discharge the Company, and its officers, directors, managers, employees, representatives, related entities, successors, and assigns (the Released Parties), of and from any and all waivable claims, actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, known or unknown, which he/she or his/her heirs may have against such persons or entities based on any actions or events which occurred prior to his/her Release Date, including but not limited to those related to, or arising from, Employee’s employment with the Company or the ending thereof.  This release includes any and all waivable claims for violation of any law prohibiting discrimination, for violation of any law governing payment of wages, including commissions, torts, and for breach of any express or implied contract or covenant.  This release does not apply to Employee’s right to receive the Severance Pay or to retirement benefits that have vested and accrued prior to the Release Date, or prohibit employee from participating in the investigation of an administrative charge or complaint by a federal or state agency.

In exchange for material portions of the Severance Pay provided in Paragraph 3 and in accordance with the Older Workers Benefit Protection Act, Employee hereby knowingly and voluntarily waives and releases all rights and claims, known and unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, which he/she might otherwise have had against any of the Released Parties based on any act or omission which occurred on or before the date this Agreement is signed by Employee.

6. It is further understood and agreed that as a condition of this Agreement, Employee is waiving any rights he/she might have under any law designed to protect the waiver of unknown claims, such as Section 1542 of the Civil Code of the State of California, which provides as follows:

“A General Release does not extend to claims which a creditor does not know or suspect to exist in his or her favor at the time of executing the Release, which if known by him or her must have materially affected his or her settlement with the debtor.”

7. This Agreement contains all of the terms, promises, representations, and understandings made between the parties and supersedes any previous representations, understandings, or agreements, except for any agreement by Employee regarding confidentiality and/or protection of Company information, property, or trade secrets, which agreement(s) shall continue in full force and effect.  This Agreement may not be changed or modified in any way, except in a writing signed by the Chief Executive Officer of the Company and Employee.

8. Employee understands that he/she is waiving legal rights by signing this Agreement, and has consulted with an attorney and/or other persons to the full extent he/she wanted to do so before signing this Agreement.

9. Employee is hereby advised that he/she (a) may consult with an attorney prior to signing this Agreement, and (b) has 21 days in which to consider and accept this Agreement by signing this Agreement, which should then be promptly returned to Betsy Webb at the Company.  In addition, Employee is advised that he/she has a period of 7 days following his/her signing of this Agreement in which he/she may revoke the Agreement.  If Employee timely revokes this Agreement, he/she will not receive the Severance Pay under Paragraph 3.  If Employee does not advise the Company (by a writing received by Betsy Webb at the Company within such 7-day period) of his/her intent to revoke the Agreement, the Agreement will become effective and enforceable upon the expiration of the 7 days (“Effective Date”).

10. This Agreement will be interpreted, enforced and governed by and under the laws of the State of California.  Any dispute regarding the validity or terms of this Agreement or any aspects of Employee’s employment with the Company, including termination, or any other dispute between these parties shall be resolved by an arbitrator selected in accordance with the employment arbitration rules of the Judicial Arbitration and Mediation Services (“JAMS”), or such other arbitration service to which Employee and Company may agree, as the exclusive remedy for any such dispute, and in lieu of any court action, which is hereby waived.  The only exception to this promise to arbitrate is a claim by either party for injunctive relief pending arbitration.  The arbitration will be held in the city in which Employee last worked, unless the parties agree otherwise.

This Confidential Severance Agreement and General Release is signed this ___ day of _______________, 2008.

“Employee”

___________________________
Thomas L. Ulry

“Company”

Commerce Energy Group, Inc.

By: _________________________

Name:  ______________________

Title:  _______________________